Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                           FINANCIAL STATEMENTS

                              August 31, 1999

                             TABLE OF CONTENTS


                                                    PAGE #


     INDEPENDENT AUDITORS REPORT                        1


     ASSETS                                             2


     LIABILITIES AND STOCKHOLDERS' EQUITY               2


     STATEMENT OF OPERATIONS                            3


     STATEMENT OF STOCKHOLDERS' EQUITY                  4


     STATEMENT OF CASH FLOWS                            5


     NOTES TO FINANCIAL STATEMENTS                    6-10

                       INDEPENDENT AUDITORS' REPORT

Board of Directors                          October 18, 1999
Salesrepcentral.com, Inc.
Las Vegas, Nevada

     I have audited the accompanying Balance Sheets of Salesrepcentral.com, Inc. (A Development Stage Company), as of August 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period May 12, 1999 (inception) to August 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Salesrepcentral.com, Inc. (A Development Stage Company), as of August 31, 1999, and the results of its operations and cash flows for the period May 12, 1999 (inception) to August 31, 1999, in conformity with generally accepted accounting principles.
     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has no established source of revenue.
This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Barry Friedman
___________________________
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)
                              August 31, 1999

                               BALANCE SHEET

                                  ASSETS
CURRENT ASSETS
  Cash                                            $   7,183
                                              -------------
TOTAL CURRENT ASSETS                              $   7,183
                                              -------------
OTHER ASSETS
  Leasehold Improvements (Net) (Note #2)          $   8,158
  Equipment (Net) (Note #2)                          19,025
  Security Deposit                                    3,042
                                              -------------
  TOTAL OTHER ASSETS                              $  30,225
                                              -------------
TOTAL ASSETS                                      $  37,408
                                              =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable                                $   1,856
  Officers Advances (Note #8)                        20,000
                                              -------------
  TOTAL CURRENT LIABILITIES                       $  21,856
                                              -------------
STOCKHOLDERS' EQUITY (Note #4)

  Preferred Stock
  Par value $0.001
  Authorized 10,000,000 shares
  Issued and outstanding at
  August 31, 1999-None                            $       0

  Common stock
  Par value $0.001
  Authorized 100,000,000 shares
  Issued and outstanding at
  August 31, 1999 -
  20,750,000 shares                                  20,750

  Additional Paid-In Capital                         99,250

  Deficit accumulated during
  Development stage                                 -104,448
                                                 -----------
TOTAL STOCKHOLDERS' EQUITY                         $  15,552
                                                 -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                               $  37,408
                                                 ===========


 The accompanying notes are an integral part of these financial statements
                                   - 2 -

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)
               May 12, 1999 (inception), to August 31, 1999

                          STATEMENT OF OPERATIONS

INCOME
Revenue                                            $       0
                                                 -----------

EXPENSES

Amortization                                       $     480
Automobile expenses                                      111
Auto/Gas                                                 299
Auto/Lease                                               760
Bank Charges                                              79
Continuing Education                                   2,400
Depreciation                                             322
Domain Name                                              350
Dues & Subscriptions                                      50
Insurance                                              1,783
Legal & Accounting                                     1,236
Moving Expenses                                          638
Office Expense                                         9,791
Outside Services                                       8,983
Parking                                                  528
Printing                                               1,350
Postage & Delivery                                     1,317
Professional Services                                 49,593
Promotion & Entertainment                              1,582
Rent                                                   6,084
Repairs & Maintenance                                     64
Travel                                                13,883
Telephone                                              2,765
                                                ------------
     TOTAL EXPENSES                                $ 104,448
                                                ------------
NET PROFIT/LOSS (-)                                $-104,448
                                                ============
Net Profit/Loss(-)
per weighted share
(Note #1)                                          $  -.0050
                                                ------------
Weighted average
Number of common
shares outstanding                                20,750,000
                                                ------------

 The accompanying notes are an integral part of these financial statements

                        Salesrepcentral.com, Inc.
                       (A Development Stage Company)



               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                              Additional    Accumu-
                      Common        Stock      paid-in       lated
                      Shares        Amount     Capital      Deficit
June 15, 1999
Issued for Services  20,000,000   $ 20,000         $ 0

June 15, 1999
Issued for Cash         750,000        750      99,250

Net loss May 12,
1999 (inception) to
August 31, 1999                                            -104,448
                 -------------  ----------  ----------  -----------
Balance,
August 31, 1999     20,750,000    $ 20,750    $ 99,250  $  -104,448
                ==============  ==========  ==========  ===========

 The accompanying notes are an integral part of these financial statements

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)
               May 12, 1999 (inception), to August 31, 1999

                          STATEMENT OF CASH FLOWS
Cash Flows from
Operating Activities

  Net Loss                                         $-104,448

  Adjustment to
  Reconcile net loss
  To net cash provided
  by operating
  Activities

  Amortization of Leasehold Improvements                +480
  Depreciation                                          +322
  Issue Common Stock
  For Services                                       +20,000

Changes in assets and
Liabilities

  Leasehold Improvements                             -8,638
  Equipment                                         -19,347
  Security Deposit                                   -3,042
  Accounts Payable                                   +1,856
  Officers Advances                                 +20,000
                                             --------------
Net cash used in
Operating activities                               $ -92,817

Cash Flows from
Investing Activities                                       0

Cash Flows from
Financing Activities

  Issuance of Common
  Stock for Cash                                    +100,000
                                            ----------------
Net Increase (decrease)                            $   7,183

Cash, Beginning of period                                  0
                                            ----------------
Cash, End of Period                                $   7,183
                                            ----------------

 The accompanying notes are an integral part of these financial statements

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                       NOTES TO FINANCIAL STATEMENTS

                              August 31, 1999



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized May 12, 1999, under the laws of the State of Nevada as Salesrepcentral.com, Inc. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method

          The Company records income and expenses on the accrual method.

     Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents

          The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of August 31, 1999.

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                              August 31, 1999


      NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Income Taxes

          Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Loss Per Share

          Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of August 31, 1999, the Company had no dilative common stock equivalents such as stock options.

     Year End

         The Company has selected December 31 as its year-end.

     Policy in Regards to Issuance of Common Stock in a Non-Cash
     Transaction

         The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                              August 31, 1999


      NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Year 2000 Disclosure

          Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of normal business activities.

          The company's potential software suppliers have verified that they will provide only certified "Year 2000" compatible software for all of the company's computing requirements. Because the company's products and services are sold to the general public with no major customers, the company believes that the "Year 2000" issue will not pose significant operational problems and will not materially affect future financial results.

     Equipment And Leasehold Improvements

          Equipment  and  leasehold  improvements  are  valued   at   cost.
          Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the period ended August 31, 1999, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of August 31, 1999 is as follows:

         Net operation loss carry forward    $       0
         Valuation allowance                 $       0

         Net deferred tax asset              $       0

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                              August 31, 1999


NOTE 4 - STOCKHOLDERS' EQUITY


     Common Stock

     The authorized common stock of the corporation consists of 100,000,000 shares with a par value $0.001 per share.

     Preferred Stock

     The corporation has authorized preferred stock of 10,000,000 shares with a par value of $0.001.


     On June 15, 1999, the Company issued 20,000,000 shares of its $0.001 par value common stock for services of $20,000.

     On June 15, 1999, the Company issued 750,000 shares of its $0.001 par value common stock for cash of $100,000.



NOTE 5 - GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS (Continued)

                              August 31, 1999


NOTE 6 - RELATED PARTY TRANSACTIONS

     The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 7 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional share of common stock.


NOTE 8 - OFFICERS ADVANCES

     While the Company is seeking additional capital through a merger with an existing operating company or a public offering, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free. As of August 31, 1999, the amount advanced is $20,000.

NOTE 9 - OFFICE LEASE

     On July 1, 1999, the Company entered into an operating lease for 1,690 square feet of executive office space in Los Angeles, California, which expires June 30, 2002. Total rent to be paid for the period July 1, 1999, to June 30, 2002, is $109,512, (36 months X $3,042).
     Upon execution of the lease the Company had to make a security deposit of $3,042.